Exhibit 10.16

ROCKET FUEL INC.

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

June 15, 2012

ROCKET FUEL INC.

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Fourth Amended and Restated Investor Rights Agreement (this “Agreement”) is made and entered into as of June 15, 2012 (the “Effective Date”) by and among Rocket Fuel Inc., a Delaware corporation (the “Company”), the holders of Series A Preferred Stock (the “Series A Stock”), Series B Preferred Stock (the “Series B Stock”), Series C Preferred Stock (the “Series C Stock”) and Series C-1 Preferred Stock (the “Series C-1 Stock”) as set forth on Exhibit A hereto ( the “Investors”), and George H. John, Richard Frankel, and Abhinav Gupta (the “Founders”).

RECITALS

A.                                          The Company, the Founders and the Investors holding shares of Series A Stock, Series B Stock, Series C Stock and Series C-1 Stock are parties to that certain Third Amended and Restated Investor Rights Agreement dated April 30, 2012 (the “Prior Agreement”).

B.                                          The Company and certain of the Investors are parties to a Series C-1 Preferred Stock Purchase Agreement of even date herewith, as may be amended from time to time (the “Series C-1 Agreement”).

C.                                          In order to induce the Investors to enter into the Series C-1 Agreement and invest funds in the Company pursuant thereto, the Company desires to amend and restate the Prior Agreement and to enter into this Agreement with the Investors and the Founders.

AGREEMENT

Therefore, the parties agree as follows:

1.                                      Definitions.

1.1                               “Affiliate” means, with respect to any specified individual or entity, any other individual or entity who or that, directly or indirectly, controls, is controlled by, or is under common control with such specified individual or entity, including without limitation any partner, member, officer, director, manager or employee of such entity and any venture capital fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such individual or entity.

1.2                               “Common Stock” means the Common Stock of the Company.

1.3                               “Equity Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.4                               “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.5                               “Form S-3” means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC (as defined below) which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC (as defined below).

1.6                               “Founders” means George H. John, Richard Frankel, and Abhinav Gupta or any assignee of record of the Common Stock previously held by George H. John, Richard Frankel, and Abhinav Gupta to whom rights under Section 2 have been duly assigned in accordance with Section 2.11 hereof.

1.7                               “Holder” means any Investor that holds Registrable Securities or securities convertible into Registrable Securities or any assignee of record of such Registrable Securities to whom rights under Section 2 have been duly assigned in accordance with Section 2.11 hereof; provided, however, that Venture Lending & Leasing V, LLC (“VLL”) and Comerica Bank (“Comerica”) shall be treated as a Holder only to the extent that each is deemed to be a holder of Registrable Securities pursuant to Section 1.10 hereof.

1.8                               “Preferred Stock” means the Series A Stock, Series B Stock, Series C Stock and Series C-1 Stock.

1.9                               “Register,” “registered” and “registration” refer to a registration effected by the preparation and filing of a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

1.10                        “Registrable Securities” means: (i) any and all shares of common stock of the Company (the “Common Stock”) issuable or issued upon conversion of the shares of Preferred Stock, (ii) solely for the purposes of Sections 2.1 (but, with respect to Section 2.1(a), only for purposes of entitling VLL to receive a Demand Notice from the Company and to give the Company a notice in response thereto as contemplated by Section 2.1(a)), 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11 and 2.12 hereof, Common Stock issuable upon the conversion of the shares of Preferred Stock issuable upon exercise of the Warrant to Purchase Shares of Preferred Stock of Rocket Fuel Inc. issued to VLL or affiliates thereof, dated April 2, 2010, (iii) solely for the purposes of Sections 2.2, 2.4, 2.5, 2.6, 2.7, 2.8 and 2.12 hereof, Common Stock issuable upon the conversion of the shares of preferred stock issuable upon exercise of the Warrant to Purchase Stock issued to Comerica or affiliates thereof, and (iv) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for, or in replacement of, such shares of Common Stock described in clauses (i), (ii) and (iii), provided, however, that particular shares of any of the foregoing shall cease to be Registrable Securities once they have been sold in any public offering or transferred by the Holder in a transaction in which its rights under this Agreement are not assigned in accordance with the provisions of this Agreement.

1.11                        “Registrable Securities then outstanding” means the number of shares of Common Stock which are Registrable Securities and (i) are then issued and outstanding or (ii) are then issuable pursuant to the exercise or conversion of options, warrants or convertible securities.

1.12                        “SEC” means the United States Securities and Exchange Commission.

1.13                        “Securities Act” means the Securities Act of 1933, as amended.

1.14                        “Super Majority of the Preferred Holders” means the affirmative vote of (i) MDV IX, L.P. and its affiliates, and (ii) any one of the following (A) Nokia Growth Partners II, L.P. and its affiliates, (B) Labrador Ventures V-B, L.P. and its affiliates, and (C) NCD Investors, A Delaware Multiple Series LLC and its affiliates.

2.                                      Registration Rights.

2.1                               Demand Registration.

(a)                                 Request by Holders.  If the Company shall receive at any time more than 180 days after the closing date of the first public offering of securities of the Company pursuant to an effective registration statement (other than a registration statement relating to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction) a written request from the Holders of at least 50% of the Registrable Securities then outstanding (“Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate public offering price of not less than $10,000,000 (exclusive of underwriters’ discounts and commissions), then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request (“Demand Notice”) to all Holders and use its commercially reasonable best efforts to, as soon as practicable, file a registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of this Section 2.

(b)                                 Underwriting.  If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to Section 2.1(a) and the Company shall include such information in the Demand Notice.  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.  The underwriters will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting.  Notwithstanding any other provision of this Section 2.1, if the managing underwriters advise the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriters and allocated among the Holders on a pro rata basis according to the number of Registrable Securities held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration.  Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

(c)                                  Exceptions to Registration Obligations.  The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1: (i) during the period starting with the date ninety (90) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date that is one hundred eighty (180) days after the closing date of, a Company-initiated registration, provided that the Company gives notice to that effect to the Initiating Holders within thirty (30) days of receipt by the Company of the request of the Initiating Holders, and thereafter the Company is actively employing in good faith its commercially reasonable best efforts to cause such registration statement to become effective; (ii) after the Company has effected two (2) such registrations;

or (iii) if the Initiating Holders propose to dispose of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.3.  A registration shall not be counted as “effected” for purposes of this Section 2.1 until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration and forfeit their right to one demand registration pursuant to Section 2.6.

(d)                                 Deferral of Registration.  Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2.1 a certificate signed by the President or Chief Executive Officer of the Company within thirty (30) days of the receipt of the request of the Initiating Holders and stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days following receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than twice in any 12-month period and provided further that the Company shall not register any securities for the account of itself or any other selling stockholder during such one hundred twenty (120) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

(e)                                  Other Company Shares.  If the managing underwriters have not limited the Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the managing underwriters so agree and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

2.2                               Company Registration.

(a)                                 Notice to Holders.  If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock in connection with the public offering of such stock (other than a registration relating solely to the issuance of securities by the Company pursuant to a stock option, stock purchase or similar benefit plan or an SEC Rule 145 transaction, or a registration in which the only stock being registered is stock issuable upon conversion of debt securities that are also being registered), the Company shall promptly give each Holder written notice of such registration.  Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.2(c), use its commercially reasonable best efforts to cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration.

(b)                                 Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.  The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

(c)                                  Underwriting.  If a registration of which the Company gives notice under this Section 2.2 is for an underwritten offering, then the Company shall so advise the Holders.  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriters selected for such underwriting.  Notwithstanding any other provision of this Agreement, if the Company or the managing underwriters determine that marketing factors require a limitation of the number of securities to be underwritten, then the Company or the managing underwriters may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder.  In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares that may be included by selling Holders without the written consent of not less than a majority in interest of the selling Holders.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriters.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.  Notwithstanding the foregoing, in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other selling stockholder’s securities are included in such offering or (ii) any securities held by a Founder be included in such offering if any Registrable Securities held by any Holder (and that such Holder has requested to be registered) are excluded from such offering.  For any Holder that is a partnership, limited liability company, corporation or venture capital fund, the partners or members, retired partners or members or shareholders or an affiliated venture capital fund of such Holder, the estates and immediate family members of any of the foregoing persons and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single Holder, and any pro rata reduction with respect to such Holder shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such Holder.

2.3                               Form S-3 Registration.  In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 or a successor form and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company shall:

(a)                                 promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)                                 as soon as practicable, use its commercially reasonable best efforts to effect such registration as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a request given to the Company within fifteen (15) days after the S-3 Notice is given; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3:

(i)             if Form S-3 is not then available for such offering by the Holders;

(ii)          if the Holders, together with the holders of any other securities of the Company entitled to and requesting inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000;

(iii)       if the Company furnishes to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good-faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holders under this Section 2.3; provided, however, that the Company shall not invoke this right more than twice in any twelve (12) month period; provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the issuance of securities by the Company pursuant to a stock option, stock purchase or similar benefit plan or an SEC Rule 145 transaction, or a registration in which the only stock being registered is stock issuable upon conversion of debt securities that are also being registered);

(iv)      if the Company has, within the twelve (12) month period preceding the receipt of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 2.3; or

(v)         during the period ending one hundred eighty (180) days after the closing date of a registration effected under Section 2.2 hereof.

(c)                                  Registrations effected pursuant to this Section 2.3 shall not be counted as demands for registration effected pursuant to Section 2.1.

(d)                                 If the registration is for an underwritten offering, the provisions of Section 2.1(b) hereof shall apply to such registration.

2.4                               Obligations of the Company.  Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                 prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days;

(b)                                 prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c)                                  furnish to the selling Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

(d)                                 use all commercially reasonable efforts to register and qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such states or other jurisdictions as shall be reasonably requested by the selling Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)                                  in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriters of such offering (it being understood and agreed that, as a condition to the Company’s obligations under this clause (e), each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement);

(f)                                   notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g)                                  use commercially reasonable efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on a national securities exchange and trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(h)                                 provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(i)                                     promptly make available for inspection by the selling Holders, any managing underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with any such registration statement.

2.5                               Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.1, 2.2 or 2.3 hereof that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

2.6                               Expenses.  All expenses (other than underwriting discounts and commissions and stock transfer taxes) incurred in connection with a registration pursuant to Sections 2.1 and 2.2, and for the first two registrations effected pursuant to Section 2.3, shall be borne by the Company and shall include, without limitation, registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements (not exceeding $25,000 per registration) of one counsel for and selected by the selling Holders.  Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 or 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses on a pro rata basis based on the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities then outstanding agree to forfeit their right to one demand registration pursuant to Section 2.1; provided, however, that if, at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the withdrawing Holders at the time of their request, and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change or at such time as they otherwise had knowledge of such change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.1.

2.7                               Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8                               Indemnification.  In the event any Registrable Securities are included in a registration statement under Sections 2.1, 2.2 or 2.3 hereof:

(a)                                 By the Company.  To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any expenses, losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”):

(i)             any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)          the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)       any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company shall reimburse each such Holder, partner, member, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such expense, loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, partner, member, officer or director, underwriter or controlling person expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person.

(b)                                 By Selling Holders.  To the extent permitted by law, each selling Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, members, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any expenses, losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation arises out of or is based on actions or omissions made in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder shall reimburse the Company and such other persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such expense, loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this Section 2.8(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises except in the case of fraud or willful misconduct by such Holder.

(c)                                  Notice.  Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, jointly with any other indemnifying party to which notice has been given, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 2.8 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)                                 Contribution.  In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8; then, and in each such case, such parties will contribute to the aggregate expenses, losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the Violation that resulted in such expense, loss, claim, damage or liability as well as other equitable considerations.  The relative fault of such parties shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission of a material fact relates to information supplied by the indemnifying party or indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the net proceeds from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement including amounts paid pursuant to 2.8(b), and (B) no individual or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any individual or entity who was not guilty of such fraudulent misrepresentation; and provided further, that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the net proceeds from the offering received by such Holder, except in the case of willful misconduct or fraud by such Holder.

(e)                                  Survival.  Unless otherwise superseded by an underwriting agreement entered into in connection with a registration, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

(f)                                   Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

2.9                               Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock, the Company agrees to:

(a)                                 make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)                                 file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)                                  furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after it shall be so subject), and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the Exchange Act).

2.10                        “Market Stand-Off” Agreement.  Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriters, during the period commencing on the effective date of a registration statement relating to the Company’s initial or other public offering and ending on the date specified by the Company and the managing underwriters (such period not to exceed one hundred eighty (180) days or such greater period as necessary to permit the underwriters to comply with NASD Rule 2711(f)(4), such greater period not to exceed thirty (30) days after such 180-day period) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise.  The foregoing provisions of this Section 2.10 shall not apply to the sale of any Registrable Securities to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers, directors and stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock, on an as-converted basis, are subject to the same restrictions.  The underwriters in connection with the offering are intended third-party beneficiaries of this Section 2.10 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto.  Each Holder further agrees to execute such agreements as may be reasonably requested by the managing underwriters in the offering that are consistent with this Section 2.10 or that are necessary to give further effect thereto.  Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

2.11                        Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by the Holder, provided that (i) such transfer or assignment may otherwise be effected in accordance with applicable securities laws, (ii) such transferee or assignee acquires at least 500,000 shares of Registrable Securities (as adjusted for stock splits, recapitalization events, stock dividends, combinations or the like) or, if less, all of the Registrable Securities held by the Holder, (iii) written notice is promptly given to the Company and (iv) such transferee or assignee agrees to be bound by the provisions of this Agreement.  The foregoing 500,000 share limitation (as adjusted for stock splits, recapitalization events, stock dividends, combinations or the like) shall not apply, however, to transfers or assignments by a Holder to (a) a partner, member or shareholder of a Holder that is a partnership, limited liability company or corporation, respectively, (b) a retired partner or retired member of such partnership or limited liability company who retires after the date hereof, (c) the estate of any such partner, member or shareholder, (d) an Affiliate of any such partnership, limited liability company or corporation, (e) any spouse, parent, child or sibling of such partner, member or shareholder or of the Holder, including in-laws and persons related by adoption, (f) any domestic partner of such partner, member or shareholder or of the Holder who is covered under an applicable domestic relations statute or (g) an Affiliate of the Holder, provided that all such transferees or assignees agree in writing to appoint a single representative as their attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Section 2.

2.12                        Termination of Registration Rights.  The Company’s obligations pursuant to Sections 2.1, 2.2 and 2.3 shall terminate upon the earlier of (i) three (3) years after the closing date of the Company’s first firmly underwritten public offering of its Common Stock pursuant to a Registration Statement filed with, and declared effective by, the SEC under the Securities Act pursuant to which all outstanding Preferred Stock converts into Common Stock (a “Qualified Public Offering”) or (ii) as to any Holder, at such time following such initial public offering, as all Registrable Securities that such Holder holds or has the right to acquire may immediately be sold in a single three-month period without registration pursuant to Rule 144 under the Securities Act.

2.13                        Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that provides such holder or prospective holder with registration rights with respect to such securities unless (i) such other registration rights are subordinate to the registration rights granted to the Holders hereunder and the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included in a given registration, (ii) the holders of such rights are subject to market standoff obligations no more favorable to such persons than those contained herein, and (iii) holders of such rights have no ability to demand a registration.

2.14                        Founders’ Registration Rights.  The Founders shall be entitled to include shares of Common Stock held by them in any registration under Sections 2.1, 2.2 or 2.3, as fully as if they were Holders and all shares of Common Stock of the Company held by or issuable to them constituted Registrable Securities, so long as (i) the inclusion of such shares will not diminish the number of Registrable Securities included by the Holders or the number of securities included by the Company in such registration, and (ii) each of the Founders participating in the registration agrees to be subject to the other applicable provisions of this Section 2 as if he were a Holder, including, but not limited to Section 2.12.

3.                                      Rights to Purchase Additional Stock.

3.1                               Right of First Offer.  Subject to the terms of this Section 3 and applicable securities laws, if the Company proposes to offer or sell any Equity Securities after the date of this Agreement, the Company shall give each Investor that then holds at least 785,000 shares (as adjusted for stock splits, recapitalization events, stock dividends, combinations or the like) of Preferred Stock of the Company (each a “Major Investor”) the right to purchase such Major Investors’ pro rata share (or any part thereof) of such Equity Securities (“Right of First Offer”), on the same terms as the Company is willing to sell such Equity Securities to any other person.  Each Major Investor’s pro rata share of the Equity Securities shall be equal to the proportion that the number of Registrable Securities held by the Major Investor bears to the fully-diluted number of shares of Common Stock issued by the Company and reserved for issuance by the Company pursuant to its 2008 Equity Incentive Plan, calculated as of the time of the latest Closing under the Series C-1 Agreement (as such term is defined in the Series C-1 Agreement).  A Major Investor shall be entitled to apportion this right of first offer among itself and its Affiliates in such proportions as it deems appropriate.

3.2                               Notice; Exercise of Right.  Prior to any sale or issuance by the Company of any Equity Securities, the Company shall give notice to each Major Investor of its intention to sell and issue such Equity Securities, setting forth the terms under which it proposes to make such sale (the “Offer Notice”).  Within twenty (20) days after receipt of the Offer Notice, each Major Investor shall notify the Company whether such Major Investor desires to purchase its pro rata share, or any part thereof, of the Equity Securities so offered.  The Company shall promptly, in writing, inform each Major Investor that elects to purchase all the shares available to it (a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise.  During the ten (10) day period commencing after such information is given, each Fully-Exercising Investor may elect to purchase that portion of the Shares for which Major Investors were entitled to subscribe, but which were not subscribed for by the Major Investors, that is equal to the proportion that the number of shares of Registrable Securities issued and held by such Fully-Exercising Investor bears to the total number of shares of Equity Securities of the Company issued and held, or issuable upon conversion of the Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.  If a Major Investor notifies the Company of its desire to purchase any of the Equity Securities offered by the Company, the closing of the sale shall occur within sixty (60) days of the date that the Offer Notice is given or, if later, the closing date for the proposed sale of such Equity Securities to third parties.

3.3                               Permitted Sales.  With respect to any Equity Securities that are not subscribed for by Major Investors after the end of the twenty (20) day period specified in Section 3.2, the Company may, during a period of ninety (90) days following the end of such period, offer and sell such Equity Securities to other persons upon terms and conditions not less favorable to the Company than those set forth in the Offer Notice to the Major Investors.  In the event the Company has not entered into a definitive agreement for the sale of the Equity Securities within said 90-day period, or if such agreement is not consummated within thirty (30) days after the consummation thereof, the Company shall not thereafter issue or sell any Equity Securities without first offering such securities to the Major Investors pursuant to this Section 3.

3.4                               Exceptions.  The right of first offer contained in this Section 3 shall not apply to issuances by the Company of: (i) shares of Common Stock issued upon conversion of Preferred Stock of any series; (ii) shares of Common Stock issuable upon exercise of or pursuant to any stock purchase or subscription agreements, options, warrants or other convertible securities that are outstanding as of the filing date of the Company’s Sixth Amended and Restated Certificate of Incorporation (the “Restated Certificate”); (iii) shares of Common Stock issued pursuant to a Qualified Public Offering; (iv) up to 6,788,023 shares of Common Stock issued or issuable to officers, directors or employees or consultants to, the Company for compensatory purposes pursuant to any stock option plan or agreement or other stock incentive program or agreement, or such increased number of shares of Common Stock as may be approved by the Board of Directors (including the Series A Director and Series B Director, as such terms are defined in the Restated Certificate, as amended from time to time); (v) shares of Common Stock issued or issuable to suppliers, landlords, equipment lessors, lenders or other financial institutions as part of or in consideration of a commercial transaction or arrangement, provided such issuances are for other than primarily capital raising purposes and are approved by the Board of Directors; (vi) shares issued in connection with the acquisition by the Company of voting control or all or substantially all of the assets of another business entity in a transaction approved by the Board of Directors; (vii) shares issued in connection with acquisitions or licenses of technology or intellectual property provided such issuances are for other than primarily capital raising purposes and are approved by the Board of Directors; or (viii) shares for which an adjustment is made pursuant to Section 3(d)(viii) of the Restated Certificate, as amended from time to time.

3.5                               Waiver.  The application of the Right of First Offer as to any sale or issuance by the Company of any Equity Securities may be waived (either generally or in a particular instance and either retroactively or prospectively) by the written consent of the Super Majority of the Preferred Holders.

3.6                               Termination.  The right of first offer contained in this Section 3 shall terminate and be of no further force and effect immediately prior to the closing of (i) the first sale of stock of the Company pursuant to a Qualified Public Offering or (ii) a Liquidation Event (as such term is defined in the Restated

Certificate, as amended from time to time) pursuant to which the Investors receive cash and/or marketable securities.

4.                                      Information Rights.

4.1                               Financial Statements and Reports.  The Company shall deliver to each Major Investor:

(a)                                 as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, an audited balance sheet as of the end of such year, audited statements of income and of cash flows for such year and an audited statement of stockholders’ equity as of the end of such year, such year-end financial reports to be in reasonable detail and prepared in accordance with generally accepted accounting principles (“GAAP”); provided, however, that the Company shall not be required to perform an audit unless requested to do so by the Series A Director and the Series B director, or a majority of the Board of Directors determines that performing an audit is in the best interests of the Company;

(b)                                 as soon as practicable after the end of the first three quarters of each fiscal year of the Company, and in any event within thirty (30) days thereafter, an unaudited balance sheet as of the end of each such quarterly period and unaudited statements of income and cash flows for such period, all in reasonable detail and prepared in accordance with GAAP, except that they may not contain all of the footnotes that are required by GAAP, and subject to changes resulting from year-end adjustments;

(c)                                  as soon as practicable following the end of each month, (i) an unaudited balance sheet as of the end of such month, (ii) unaudited statements of income and cash flows for the period ended on the last day of such month, and (iii) a copy of the Company’s current capitalization table;

(d)                                 within thirty (30) days prior to the end of each fiscal year, a budget and business operating plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months, and as soon as prepared and adopted, any revised budget and business operating plan adopted by the Company; and

(e)                                  such other information relating to the financial condition, business or corporate affairs of the Company as the Major Investor may from time to time reasonably request.

Notwithstanding any provision to the contrary, the Company shall not be obligated pursuant to this Section 4.1 to provide any information that it reasonably considers to be a trade secret or similar confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company).

4.2                               Inspection Rights.  The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 4.2 to provide access to any information (i) that it reasonably considers to be a trade secret or similar confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

4.3                               Termination.  The rights of any Major Investor set forth in this Section 4 shall terminate and be of no further force and effect immediately prior to the earlier of (i) the first sale of stock of the

Company pursuant to a Qualified Public Offering, (ii) such time as the Company first becomes subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act or (iii) a Liquidation Event.

5.                                      Other Covenants of the Company.

5.1                               Proprietary Information and Inventions Agreements.  The Company shall require all employees and consultants with access to confidential information to execute and deliver the Company’s standard form of proprietary information and inventions agreement or a consulting agreement (which contains an assignment of proprietary information and inventions), as applicable.

5.2                               Employee Agreements.  Unless approved by the Board of Directors, all future employees of the Company who shall purchase, or receive options to purchase, shares of the Company’s Common Stock following the date hereof, shall be required to execute stock purchase or option agreements providing for (i) vesting of shares over a four-year period, with the first 25% of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following 36 months thereafter and (ii) a lockup agreement in connection with the Company’s initial public offering in substantially similar form as set forth in Section 2.10 hereof.  The Company shall retain a right of first refusal on transfers until the Company’s initial public offering and the right to repurchase unvested shares at cost.

5.3                               Insurance.  Except as otherwise decided in accordance with policies adopted by the Board of Directors, the Company will keep any of its assets that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire and other risks customarily insured against by companies in the Company’s line of business, and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customers for companies in similar businesses similarly situated, as determined by the Board of Directors.

5.4                               Matters Requiring Board Approval.  The Company will obtain the approval of the Board of Directors before taking any of the following actions: (i) declaring or paying any dividend with respect to the capital stock of the Company, (ii) approving an annual budget or business operating plan for the Company (including debt and credit policies), and (iii) approving any equity incentive grants to the Company’s executive officers under the Company’s 2008 Equity Incentive Plan, including stock options or stock grants.

5.5                               Use of Nokia’s Name.  Prior to making any public announcement referring to Nokia Corporation (“Nokia”) or Nokia Growth Partners (“NGP”), the Company will obtain the written approval of Nokia or NGP, respectively, and will provide not less than two weeks advance notice prior to any such public announcement; provided, however, any advance notice required pursuant to this Section 5.5 may be waived by Nokia or NGP, respectively, either prospectively or retroactively.

5.6                               Termination.  The covenants of the Company set forth in this Section 5 shall terminate and be of no further force and effect immediately prior to the earlier of (i) the first sale of stock of the Company pursuant to a Qualified Public Offering, (ii) such time as the Company first becomes subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act or (iii) a Liquidation Event.

6.                                      Miscellaneous.

6.1                               Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by facsimile when receipt is electronically confirmed, one business day after delivery to a nationally recognized overnight delivery service, or otherwise upon receipt, addressed (i) if to a Founder, at the address for such Founder on record with the Company, (ii) if to an Investor, at the address set forth below such Investor’s name on Exhibit A, and (iii) if to the Company, at the address set forth below:

Rocket Fuel Inc.

350 Marine Parkway

Marina Park Center, Suite 220

Redwood City, California 94065

Attn:  Chief Executive Officer

with a copy to:

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California 94304

Fax:  (650) 493-6811

Attn:  Steve Bochner

Any party hereto may, by ten (10) days’ prior notice so given, change its address for future notices hereunder.

6.2                               Successors and Assigns.  Each Investor and Founder agrees that it may not assign any of its rights or obligations hereunder unless such rights and obligations are assigned by such party to (i) an individual or entity to which Registrable Securities are transferred by such party pursuant to Section 2.11 and (ii) with respect to the right of first offer set forth in Section 3, to another Major Investor or an Affiliate of the Major Investor, and, in each case, such assignee shall be deemed an “Investor” or “Founder”, as applicable, for purposes of this Agreement, provided that such assignment shall be contingent upon the assignee providing a written instrument to the Company notifying the Company of such assignment and agreeing in writing to be bound by the terms of this Agreement.  Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

6.3                               Amendments and Waivers.  Any provision of this Agreement may be amended and the observance thereof may be waived, either generally or in a particular instance and either retroactively or prospectively, only with the written consent of the Company and the holders of a majority of the Registrable Securities, provided, however, that if an amendment or waiver (on its face without reference to any outside information not expressly provided for in such amendment or waiver and without reference to the particular characteristics of any Founder) materially and adversely affects the Founders in a manner that is different from its effect on the Investors, then such amendment or waiver shall require the written consent of the holders of a majority of the shares of Common Stock held by the Founders; provided, further, that if an amendment or waiver (on its face without reference to any outside information not expressly provided for in such amendment or waiver) materially and adversely affects the holders of a series of Preferred Stock in a manner that is different from its effect on the holders of any other series of Preferred Stock, then such amendment or waiver shall require the written consent of the holders of a majority of the shares of such affected series of Preferred Stock; and provided further that any amendment or waiver of Section 5.5, Section 1.14 or this Section 6.3 shall require the separate written consent of Nokia Growth Partners II, L.P and provided, further, that any amendment or waiver of Section 3.5 shall require the separate written consent of the Super Majority of the Preferred Holders.  The Company shall give prompt notice of any amendment hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment or waiver.  Any amendment or waiver effected in accordance with this Section 6.3 shall be binding upon each Investor and Founder, each permitted successor or assignee of such party and the Company.

6.4                               Entire Agreement.  This Agreement, together with all the exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof, including, without limitation, the Prior Agreement.

6.5                               Governing Law.  This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

6.6                               Severability.  If any provision of this Agreement is held to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.7                               Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of the nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default theretofore or thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring.  All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

6.8                               Captions.  The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

6.9                               Counterparts.  This Agreement may be executed in counterparts, including by facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.10                        Costs and Attorneys’ Fees.  In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

6.11                        Adjustments for Recapitalization Events.  Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company or a specific dollar amount per share, then, upon the occurrence of any stock split, stock dividend, reverse stock split or similar recapitalization event affecting such shares, the specific number of shares or dollar amount so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or Series of stock of such recapitalization event.

6.12                        Aggregation of Stock.  All shares held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.13                        Additional Investors.  Notwithstanding Section 6.3, no consent shall be necessary to add additional Investors as signatories to this Agreement or to update Exhibit A hereto, provided that such Investors have purchased Series C-1 Stock pursuant to the subsequent closing provisions of Section 2.2 of the Series C-1 Agreement.

[Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

COMPANY:

ROCKET FUEL INC.

By:	/s/ George H. John
George H. John
Chief Executive Officer

FOUNDERS:

/s/ George H. John
George H. John

/s/ Richard Frankel
Richard Frankel

/s/ Abhinav Gupta
Abhinav Gupta

[SIGNATURE PAGE TO ROCKET FUEL INC. FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTOR:

NOKIA GROWTH PARTNERS II, L.P.

By:	N.G. Partners II, L.L.C., its General Partner

By:	/s/ John Gardner
John Gardner, Managing Member

	Address:	545 Middlefield Road, Suite 210
Menlo Park, CA 94025
Attention: John Gardner

[SIGNATURE PAGE TO THE FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT OF ROCKET FUEL INC.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTOR:

MDV IX, L.P.,
as nominee for
MDV IX, L.P., and
MDV ENF IX, L.P.

By:	Ninth MDV Partners, L.L.C., General Partner

By:	/s/ William Ericson
William Ericson, Managing Director

	Address:	Mohr, Davidow Ventures
3000 Sand Hill Road
Bldg. 3, Suite 290
Menlo Park, CA 94025

[SIGNATURE PAGE TO THE FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT OF ROCKET FUEL INC.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTOR:

NCD INVESTORS, A DELAWARE MULTIPLE SERIES LLC

By:	Redstone Management, LLC, its Managing Member

By:	/s/ Brent Jones
Brent Jones, Managing Director

	Address:	649 San Ramon Valley Boulevard
Danville, CA 94526
Attention: Brent Jones

[SIGNATURE PAGE TO THE FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT OF ROCKET FUEL INC.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTOR:

NCD SWIB Opportunities, L.P.

By:	NCD SWIB Management, LLC, its General Partner

By:	/s/ Brent Jones

Name:	Brent Jones

Title:	Managing Director

Address:	649 San Ramon Valley Boulevard
Danville, CA 94526
Attention: Brent Jones

[SIGNATURE PAGE TO THE FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT OF ROCKET FUEL INC.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTOR:

NCD PARTNERS VII, L.P.

By:	NCD Management VII, L.L.C, its general partner

By:	/s/ Brent Jones
	Name:	Brent Jones
	Title:	Managing Director

Address:	649 San Ramon Valley Boulevard
Danville, CA 94526
Attention: Brent Jones

[SIGNATURE PAGE TO THE FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT OF ROCKET FUEL INC.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTOR:

CROSS CREEK CAPITAL, L.P.

By:	Cross Creek Capital GP, L.P.
Its Sole General Partner

By:	Cross Creek Capital, LLC
Its Sole General Partner

By:	Wasatch Advisors, Inc.
Its Sole Member

By:	/s/ Daniel Thurber
	Name:	Daniel Thurber
	Title:	Vice President

CROSS CREEK CAPITAL EMPLOYEES’ FUND, L.P.

By:	Cross Creek Capital GP, L.P.
Its Sole General Partner

By:	Cross Creek Capital, LLC
Its Sole General Partner

By:	Wasatch Advisors, Inc.
Its Sole Member

By:	/s/ Daniel Thurber
	Name:	Daniel Thurber
	Title:	Vice President

Address: 150 Social Hall Avenue, 4th Floor
Salt Lake City, UT 84111
Attn: Daniel Thurber

[SIGNATURE PAGE TO THE FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT OF ROCKET FUEL INC.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTOR:

SUMMIT PARTNERS VENTURE CAPITAL FUND II-A, L.P.

By:	Summit Partners VC II, L.P., its general partner
By:	Summit Partners VC II, LLC, its general partner

By:	/s/ Greg S. Goldfarb
Name:	Greg S. Goldfarb
Title:	Managing Director

SUMMIT PARTNERS VENTURE CAPITAL FUND II-B, L.P.
By:	Summit Partners VC II, L.P., its general partner
By:	Summit Partners VC II, LLC, its general partner

By:	/s/ Greg S. Goldfarb
Name:	Greg S. Goldfarb
Title:	Managing Director

SUMMIT INVESTORS I, LLC
By:	Summit Investors Management, LLC, its manager
By:	Summit Partners L.P., its manager
By:	Summit Master Company, LLC, its general partner

By:	/s/ Greg S. Goldfarb
Name:	Greg S. Goldfarb
Title:	Managing Director

SUMMIT INVESTORS I (UK), L.P.
By:	Summit Investors Management, LLC, its manager
By:	Summit Partners L.P., its manager

By:	Summit Master Company, LLC, its general partner

By:	/s/ Greg S. Goldfarb
Name:	Greg S. Goldfarb
Title:	Managing Director

[SIGNATURE PAGE TO THE FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT OF ROCKET FUEL INC.]

Exhibit A

Investors

MDV IX, L.P.

Nokia Growth Partners II, L.P.

WS Investment Company, LLC (2008A)

WS Investment Company, LLC (2011A)

John W. Danner Separate Property Trust UDT 4/6/99

MF Capital, LLC

DLA Piper Venture Fund 2007, LLC

Brad Rock

Labrador Ventures V-B, L.P.

The Harris-Johnson Family Trust under agreement dated 12/9/2005

Survivors Trust of the Nilsson Family Trust dated April 19, 1981, as amended.

Ashok Kumar Jain & Shipra Jain, as trustees of the Jain Family Trust, created on December 11, 1995

NCD Investors, A Delaware Multiple Series LLC

Venture Lending & Leasing V, LLC

Dinyar Devitre

Cross Creek Capital, L.P.

Cross Creek Capital Employees’ Fund, L.P.

NCD Partners VII, L.P.

NCD SWIB Opportunities, L.P.

Summit Partners Venture Capital Fund II-A, L.P.

Summit Partners Venture Capital Fund II-B, L.P.

Summit Investors I, LLC

Summit Investors I (UK), LP